CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Wyman Park Bancorporation, Inc.
11 West Ridgely Road
Lutherville, Maryland  21093

         We consent to the incorporation of our report dated July 26, 2000, with respect to the financial statements of Wyman Park Bancorporation, Inc., included in this Form 10-KSB, for the year ended June 30, 2000, into the previously filed Registration Statements of Wyman Park Bancorporation, Inc., on Forms S-8 (File Nos. 333-74235 and 333-74249).

                                        /s/ Andersen Associates LLP

Baltimore, Maryland
September 20, 2000